Exhibit 32.1

PRESIDENT CERTIFICATION

I, Richard T. Miller, certify that:

(1)	I have reviewed this Annual Report on Form 10-K/A of TCW Direct Lending VIII LLC; and

(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2022	By:	/s/ Richard T. Miller
Richard T. Miller
President
(Principal Executive Officer)